Chisholm Bierwolf & Nilson, LLC
Certified Public Accountants

533 West 2600 South, Suite 25
Bountiful, Utah 84010
Phone (801) 292-8756
Fax: (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated May 11, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-8) of China C3 Group (Formerly Sun Oil & Gas Corp) for the fiscal year ended January 31, 2005.

Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
March 8, 2006